Northway Financial, Inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/NWYF** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NWYF

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
Proposal 1. A proposal to approve the Agreement and Plan of Merger, dated as of September 9, 2024, by and between Northway Financial, Inc., which we refer to as Northway, and Camden National Corporation, which we refer to as Camden, as such agreement may be amended from time to time, which we refer to as the merger agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Appendix A, pursuant to which Northway will merge with and into Camden, with Camden as the surviving corporation, which we refer to as the merger, as more fully described in the accompanying proxy statement/ prospectus, which we refer to as the merger proposal.	☐	☐	☐
Proposal 2. A proposal to adjourn the special meeting, if necessary or appropriate, as determined by Northway, to solicit additional proxies in favor of the merger proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

0424LA

Special Meeting of Northway Financial, Inc. Shareholders

The Special Meeting of Shareholders of Northway Financial, Inc. will be held on December 17, 2024 at 2:00 pm ET, virtually via the Internet at meetnow.global/MFHFL2A.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Northway Financial, Inc.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — December 17, 2024

William J. Woodward and Gary J. Laurash, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Northway Financial, Inc. to be held on December 17, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.